Exhibit 99.1
NEWS RELEASE

Broadcom Media Contact:	Broadcom Financial Analyst Contact:
Bill Blanning	T. Peter Andrew
Vice President, Public Relations	Vice President, Investor Relations
949-926-5555	949-926-5663
blanning@broadcom.com	pandrew@broadcom.com
Broadcom Completes Restatement of Financial Statements
Select Highlights of Today’s Release
•	Broadcom today filed its amended and delayed 2005 annual and 2006 quarterly reports with the Securities and Exchange Commission (SEC), bringing the company current in its required SEC filings.

•	The filings include restated financial statements with total net additional charges of $2.220 billion for the years 1998-2005 — substantially all of which is non-cash stock-based compensation expense resulting from revisions to the accounting measurement dates for most stock options granted between June 1998 and May 2003.

•	Substantially all of the additional charges have been recorded in years prior to 2004.

•	These charges did not affect Broadcom’s previously-reported revenue, cash, cash equivalents or marketable securities balances for any previously reported year.

•	Because the additional non-cash stock-based compensation expense was substantially offset by an identical increase in additional paid-in capital, total shareholders’ equity was not materially affected by the restatement.

•	No option grant requiring a measurement date revision was awarded to Broadcom’s co-founders (Henry Samueli and Henry T. Nicholas III), either of the Chief Executive Officers who succeeded Dr. Nicholas (Alan E. Ross and Scott A. McGregor), or any current or former member of the Board of Directors.

•	Of the options to purchase 232.9 million shares that required a measurement date revision, options covering 223.2 million shares, or 95.8%, were granted to employees other than executive officers*.

•	As part of the equity award review, the Audit Committee found that Broadcom’s current equity granting processes are appropriate, sound and have been consistently adhered to since June 2003.

•	The foregoing highlights are by necessity brief and are qualified in their entirety by the actual text of the press release set forth below and the SEC filings described herein. Investors are urged to read the entire release and the company’s SEC filings carefully.
IRVINE, Calif. — January 23, 2007 — Broadcom Corporation (Nasdaq: BRCM) today filed amended and delayed 2005 annual and 2006 quarterly reports with the Securities and Exchange Commission (SEC) incorporating the results of the voluntary review of its equity award practices commenced in May 2006. The review, which covered all grants of options to purchase shares of the company’s common stock and other equity awards made since the company’s initial public offering in April 1998, was directed by the Audit Committee of the Board of Directors, with the assistance of outside counsel and forensic accountants.
Based on the results of the review, the Audit Committee concluded that, pursuant to Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations, the accounting measurement dates for most of the stock options granted by Broadcom between June 1998 and May 2003, covering options to purchase 232.9 million shares of its common stock*, differed from the measurement dates previously used for such awards. As a result, revised measurement dates were applied to the affected option grants, and as a consequence Broadcom recorded a total of $2.259 billion in additional non-cash stock-based compensation expense for the years 1998 through 2005. After related tax adjustments of $38.7 million, the restatement resulted in total net adjustments of $2.220 billion to the company’s consolidated statements of operations for the years 1998 through 2005. This amount is net of forfeitures related to employee terminations. The additional non-cash stock-based compensation expense is being recorded over the service period relating to each option, typically four years, with approximately 95% of the expense being recorded in the years 1998 through 2003.
Broadcom also recorded a total of $14.3 million in additional non-cash stock-based compensation expense in the first quarter of 2006 pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment. After related tax adjustments of $2.9 million, the restatement resulted in a $17.2 million net adjustment for the first quarter of 2006. The adjustments did not affect Broadcom’s previously-reported revenue, cash, cash equivalents or marketable securities balances.
The additional non-cash stock-based compensation expense recorded for the periods in question had the effect of decreasing income from operations, net income, and net income per share (basic and diluted) in periods in which the company reported a profit, and increasing loss from operations, net loss, and net loss per share in periods in which the company reported a loss. However, because the additional non-cash stock-based compensation expense is substantially offset by an identical increase in additional paid-in capital, total shareholders’ equity was not materially affected in any year.
No option grant requiring a measurement date revision was awarded to Broadcom’s co-founders (Henry Samueli and Henry T. Nicholas III), either of the Chief Executive Officers who succeeded Dr. Nicholas (Alan E. Ross and Scott A. McGregor), or any current or former member of the Board of Directors. Of the options to purchase 232.9 million shares that required a measurement date revision, options covering 9.7 million shares, or 4.2 % of the shares, were awarded to executive officers, and options covering 223.2 million shares, or 95.8% of the shares, were awarded to other employees*.

As part of the equity award review, the Audit Committee found that Broadcom’s current equity granting processes are appropriate, sound and have been consistently adhered to since June 2003.
As previously announced, in December 2006 Broadcom’s Board of Directors approved the findings and recommendations of its Audit Committee’s review of the conduct and performance of Broadcom management, employees and directors involved in the company’s stock option grant and equity award processes .
“The review process was extremely thorough, as we said it would be,” said Scott A. McGregor, Broadcom’s President and Chief Executive Officer. “We are pleased that our SEC periodic filings are now current, and we look forward to putting this matter behind us. None of the employees found to have been actively responsible for the historical problems resulting in the restatement are still with the company. In addition, in mid-2003 we significantly strengthened our equity award practices and put into place rigorous processes to prevent and detect any future instances of improper accounting for equity awards.”
“As we have said in previous reports, the total additional stock-based compensation expense that we recorded as a result of the review was substantial because the company issued options to purchase nearly 240 million shares to employees from June 1998 through May 2003, a period of unprecedented market volatility. About 95% of the additional expense was recorded in the years prior to 2004,” he said.
“Ironically, less than a third of the total charges taken relate to options that were actually exercised by employees or remain outstanding today,” Mr. McGregor concluded. “And importantly, the restatement has had no material impact on Broadcom’s current strong financial and cash position.”
In September 2006, Broadcom announced that it expected to record additional non-cash stock-based compensation expense of at least $1.5 billion relating to revised measurement dates for stock options and that such amount could be substantially more depending upon the resolution of certain issues. The greater amount of total additional non-cash stock-based compensation expense reported in today’s filings results from finalizing the accounting treatment to be used for option grants to certain employees who were not notified of their grants for extended periods, the subsequent identification of additional grants that required revised measurement dates, and the company’s inability to locate contemporaneous documentation to confirm that the original measurement dates for certain additional option grants met the criteria required under APB 25.
Broadcom today filed with the SEC an amended Annual Report on Form 10-K/A for the year ended December 31, 2005, and an amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2006, which together contain all of the financial statements that were restated as a result of the equity award review, including those for prior periods. In addition, Broadcom today filed its Quarterly Reports on Form 10-Q for the second and third quarters of 2006, which were not restated but had been delayed as a result of the review. The company’s periodic filings with the SEC are now current.
As previously disclosed, a Nasdaq Listing Qualifications Panel granted Broadcom a conditional extension until January 31, 2007 to become current in its required SEC filings. Broadcom believes that it has now complied with the conditions of the Panel’s decision and that it has regained compliance with all requirements for continued listing on the Nasdaq Global Select Market; however, the company awaits confirmation of compliance from Nasdaq.
Financial information for all periods ended on or before March 31, 2006 included in Broadcom’s previously-filed reports on SEC Forms 10-K, 10-Q and 8-K, the related opinions of the company’s independent registered public accounting firm, and all earnings press releases and similar communications issued by the company relating to such periods, should not be relied upon and are superseded in their entirety by the information in the amended filings made with the SEC today.
Broadcom recorded total charges of $10.9 million in the third quarter and $50.6 million in the fourth quarter of 2006 in connection with payments it has decided to make to or on behalf of certain current and former employees related to consequences of the equity award review, as well as non-cash stock-based compensation expense it incurred related to the extension of the post-service stock option exercise period for certain former employees. The payments are to remunerate participants in the company’s Employee Stock Purchase Plan who were unable to purchase shares thereunder during the period in which the company was not current in its SEC reporting obligations, to remediate adverse tax consequences, if any, to individuals that may result from the equity award review, and to compensate individuals for the value of stock options that expired or would have expired during the period in which the company was not current in its SEC reporting obligations.
Broadcom’s Equity Incentive Program
The magnitude of the total additional non-cash stock-based compensation expense recorded as a result of the equity award review reflects the high volatility experienced by technology stocks, including Broadcom’s, during the affected period. It also reflects Broadcom’s focus on providing entrepreneurial incentives to its employees, which resulted in a much higher ratio of equity to cash in its compensation program, as compared with those of other, more mature technology companies.
Broadcom’s equity incentive program is very broad-based. Substantially all U.S. domestic and most international employees receive periodic equity awards to provide incentive compensation in a form that aligns their interests with those of Broadcom’s shareholders. Since inception, approximately 95% of the total stock options and restricted stock units awarded through Broadcom’s equity incentive programs have gone to employees other than executive officers.
Additional Information
Broadcom today filed a Current Report on Form 8-K that incorporates this press release and also provides, in addition to the company’s financial results for the first, second and third quarters of 2006 under generally accepted accounting principles (GAAP), reconciliations of GAAP net income and net income per share to non-GAAP net income and net income per share for each of those quarters. Broadcom believes that the presentation of non-GAAP net income and non-GAAP net income per share provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Broadcom believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Form 8-K filed today, which is available on the SEC’s website at www.sec.gov or on the Investors section of Broadcom’s website at www.broadcom.com/investors under the “Financial Information” tab.
To view additional financial or other statistical information for all quarters of 2004, 2005 and the first three quarters of 2006, including the information required by SEC Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors.
As announced January 16, 2007, Broadcom will conduct a conference call with analysts and investors following the release of its fourth quarter 2006 financial results on Thursday, February 8, 2007, at 1:45 p.m. Pacific Time, 4:45 p.m. Eastern Time.

*Quantities of shares of common stock described in this release have been adjusted to reflect all of the company’s post-IPO stock splits, including the three-for-two split effected through a stock dividend paid February 21, 2006.
About Broadcom
Broadcom Corporation is a global leader in semiconductors for wired and wireless communications. Our products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. Broadcom provides the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything ® .
Broadcom, one of the world’s largest fabless semiconductor companies with 2005 revenue of $2.67 billion, is headquartered in Irvine, Calif., and has offices and research facilities in

North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5900 or at www.broadcom.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to, those resulting from the company’s voluntary review of its equity award practices including, potential claims and proceedings relating to such matters, such as shareholder litigation and any action by the SEC, U.S. Attorney’s Office or other governmental agency which could result in civil or criminal sanctions against the company and/or certain of our current or former officers, directors or employees; other actions taken or required as a result of the review; and negative tax or other implications resulting from the recorded accounting adjustments, and other factors.
Our amended 2005 Annual Report on Form 10-K/A, amended Quarterly Report on Form 10-Q/A for the three months ended March 31, 2006, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, amendments thereto, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Forward-looking statements are not the only statements you should regard with caution. The preparation of our restated consolidated financial statements required us to make judgments with respect to the methodologies we selected to calculate the adjustments contained in the restated financial statements, as well as estimates and assumptions regarding the application of those methodologies. These judgments, estimates and assumptions affected the amounts of additional deferred compensation and additional stock-based compensation that we recorded. The application of alternative methodologies, estimates and assumptions could have resulted in materially different assumptions.
Financial information for all periods ended on or before March 31, 2006 included in Broadcom’s previously-filed reports on SEC Forms 10-K, 10-Q and 8-K, the related opinions of the company’s independent registered public accounting firm, and all earnings press releases and similar communications issued by the company relating to such periods, should not be relied upon and are superseded in their entirety by the information in the amended Annual Report on Form 10-K/A and the amended Quarterly Report on Form 10-Q/A filed with the SEC today.
Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.